Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Second Quarter 2009 Results

ONEONTA, Alabama (Aug. 5, 2009) – Otelco Inc. (NASDAQ: OTT; TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri and West Virginia, today announced results for its second quarter ended June 30, 2009.  Key quarterly highlights for Otelco include:

●	Total revenues of $25.8 million.
●	Operating income of $5.7 million.
●	Adjusted EBITDA (as defined below) of $12.4 million.

“Otelco delivered another solid quarter despite the continuing challenges from the economy,” said Mike Weaver, President and Chief Executive Officer of Otelco.  “We experienced growth in our revenue of $8.1 million over the second quarter of 2008, as we continue our trajectory toward $100 million for 2009. We had our best quarterly results with Adjusted EBITDA at $12.4 million. Both our RLEC and CLEC customers contributed to the growth. Our results were achieved by a combination of revenue growth, effective cost management and the realization of synergies from our Country Road acquisition last fall. Adjusted EBITDA increased by $3.9 million and $0.9 million over the same quarter last year and the first quarter of 2009, respectively.

“Our capital expenditures for the quarter were $2.3 million as we began to move forward on projects we had delayed starting in first quarter.  As a result of the EBITDA growth, the lower LIBOR interest rates and conservative capital expenditures, our cash grew by $2.4 million in the quarter and our pay-out ratio was 84%.

“We expect to complete the final phases of our integration plan for the Country Road entities this quarter, including the final billing system conversion,” Weaver concluded.  “The integration has provided an integrated face to our customers in Maine and is producing the operational expense reductions we had anticipated. As evidenced by our eighteenth consecutive IDS dividend, we remain committed to returning cash to our shareholders. Given the growth in our cash, we plan to make a voluntary prepayment of $5.0 million to reduce our senior debt in the near future.”

Distribution to Income Deposit Security Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For this quarter, the Board is meeting on August 14, 2009. The scheduled interest and any dividend declared will be paid on September 30, 2009 to holders of record as of the close of business on September 15, 2009. The interest payment will cover the period from June 30, 2009 through September 29, 2009.  Currently, it is anticipated that the Company’s dividends in 2009 will continue to be treated as a return of capital for tax purposes. The Company has made eighteen successive quarterly distributions of dividends and interest since its IDS units were originally offered to the public in December 2004.

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Otelco Reports Second Quarter Results

Aug. 5, 2009

Second Quarter 2009 Financial Summary
 (Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Change
	2008	2009	Amount	Percent

Revenues	$17,669	$25,797	$8,128	46.0%
Operating income	$5,006	$5,716	$710	14.2%
Interest expense	$(4,773)	$(6,447)	$1,674	35.1%
Net income (loss) available to stockholders	$406	$(716)	$(1,122)	*
Basic net income (loss) per share	$0.03	$(0.06)	$(0.09)	*
Diluted net income (loss) per share	$0.02	$(0.06)	$(0.08)	*

Adjusted EBITDA(a)	$8,479	$12,352	$3,873	45.7%
Capital expenditures	$1,534	$2,349	$815	53.3%

	Six Months Ended June 30,		Change
	YTD 2008	YTD 2009	Amount	Percent

Revenues	$35,528	$51,297	$15,769	44.4%
Operating income	$10,146	$10,181	$35	0.3%
Interest expense	$(9,456)	$(13,046)	$3,590	38.0%
Net income (loss) available to stockholders	$814	$(1,588)	$(2,402)	*
Basic net income (loss) per share	$0.06	$(0.13)	$(0.19)	*
Diluted net income (loss) per share	$0.05	$(0.13)	$(0.18)	*

Adjusted EBITDA(a)	$17,333	$23,854	$6,521	37.6%
Capital expenditures	$3,947	$3,578	$(369)	(9.4)%
* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Adjusted EBITDA
Net Income (Loss)	$406	$(716)	$814	$(1,588)
Add: Depreciation	2,772	3,496	5,528	7,177
Interest Expense – Net of Premium	4,179	5,773	8,276	11,710
Interest Expense – Caplet Cost	240	356	470	700
Interest Expense - Amortize Loan Cost	373	338	746	676
Interest Expense – Premium	(18)	(20)	(35)	(40)
Gain/Loss from Investment	-	-	(45)	-
Income Tax Expense	57	61	232	(964)
Change in Fair Value of Derivative	(167)	(63)	74	(74)
Loan Fees	19	19	38	38
Amortization - Intangibles	618	3,108	1,235	6,219
Adjusted EBITDA	$8,479	$12,352	$17,333	$23,854

 (a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Second Quarter Results

Aug. 5, 2009

Otelco Inc. (including Acquired Entities at date of acquisition)
					Quarter
	December 31,		March 31,	June 30,	% Change
Key Operating Statistics	2007	2008	2009	2009	2009
RLEC access lines:
Voice lines	36,687	51,530	50,807	50,078	(1.4)%
Data lines	12,160	18,709	19,365	19,596	1.2%
RLEC access line
equivalents (1)	48,847	70,239	70,172	69,674	(0.7)%

CLEC access lines:
Voice lines	16,973	26,558	26,744	27,110	1.4%
Data lines	2,571	3,246	3,228	3,298	2.2%
CLEC access line
equivalents (1)	19,544	29,804	29,972	30,408	1.5%

Otelco access line
equivalents (1)	68,391	100,043	100,144	100,082	(0.1)%

Cable television customers	4,169	4,082	4,132	4,114	(0.4)%
Wholesale network connections	-	98,187	113,855	122,471	7.6%
Dial-up internet customers	15,249	11,864	10,885	10,165	(6.6)%

(1)  We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR SECOND QUARTER 2009:

All financial information includes three entities acquired from Country Road Communications LLC on and as of October 31, 2008.

Revenue
Total revenues grew 46.0% in the three months ended June 30, 2009 to $25.8 million from $17.7 million in the three months ended June 30, 2008. The growth in revenue was primarily associated with the acquisition. Local services revenue grew 79.7% in the second quarter to $12.1 million from $6.7 million in the quarter ended June 30, 2008.  The acquisition provided an increase of $5.7 million for the quarter. Network access revenue increased 35.4% in the second quarter to $8.3 million from $6.1 million in the quarter ended June 30, 2008.  The acquisition provided an increase of $2.5 million for the quarter. Cable television revenue for the existing subsidiaries in the three months ended June 30, 2009 increased 8.1% to just over $0.6 million from just under $0.6 million in the three months ended June 30, 2008.  Internet revenue for the first quarter 2009 increased 15.5% to $3.5 million from $3.0 million in the quarter ended June 30, 2008, primarily associated with the acquisition.  Transport services revenue for the existing subsidiaries grew 8.0% to $1.4 million in the three months ended June 30, 2009 from $1.3 million in the same period in 2008.

Operating Expenses
Operating expenses in the three months ended June 30, 2009 increased 58.6% to $20.1 million from $12.7 million in the three months ended June 30, 2008.  Cost of services increased 50.2% to $10.1 million in the quarter ending June 30, 2009 from $6.7 million in the same period last year, including $3.7 million from the acquisition and a reduction of $0.3 million from the existing units. Selling, general and administrative expenses increased 32.3% to $3.3 million in the three months ended June 30, 2009 from $2.5 million in the three months ended June 30, 2008, reflecting the acquisition. Depreciation and

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Otelco Reports Second Quarter Results

Aug. 5, 2009

amortization for second quarter increased 94.8% to $6.6 million from $3.4 million.  Depreciation and amortization included $3.6 million from the acquisition including amortization of intangible assets acquired and a reduction of $0.4 million from the existing units.

Interest Expense
Interest expense increased 35.1% to $6.4 million in the quarter ended June 30, 2009 from $4.8 million a year ago. The results reflect $1.6 million in interest on the increased senior debt associated with the acquisition and $0.1 million in caplet cost amortization associated with the interest rate cap. The Company has entered into two interest rate swaps to limit its exposure to changes in interest rates through February 2012.

Adjusted EBITDA
Adjusted EBITDA for the three months ended June 30, 2009 was $12.4 million compared to $8.5 million for the same period in 2008 and $11.5 million in the first quarter of 2009. Adjusted EBITDA included approximately $4.2 million from the acquisition. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet
As of June 30, 2009, the Company had cash and cash equivalents of $18.9 million compared to $13.5 million as the end of 2008. Total long-term debt remained unchanged at $278.8 million. The second quarter distribution of $5.3 million in interest and dividends to our share owners and $0.3 million in interest to our bond holders occurred on June 30, 2009. This represents the eighteenth consecutive quarterly distribution since going public in December 2004.

Capital Expenditures
Capital expenditures were $2.3 million for the quarter, reflecting a conservative level of investment when compared to historical levels. The Company added DSL capacity; expanded IPTV capability; purchased competitive customer specific equipment; and upgraded and expanded other network and switching facilities.

Second Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, August 6, 2009, at 11:00 a.m. ET.  To participate in the call, dial (913) 312-6667 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 6546694.

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri and West Virginia. The Company’s services include local and long distance telephone, network access, transport, digital high-speed and dial-up Internet access, cable television and other telephone related services. With more than 100,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates ten incumbent telephone companies serving rural markets, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive retail and wholesale communications services through several subsidiaries. For more information, visit the Company’s web site at www.OtelcoInc.com.

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Otelco Reports Second Quarter Results

Aug. 5, 2009

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Second Quarter Results

Aug. 5, 2009

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2008	June 30, 2009
		(unaudited)
Assets
Current assets
Cash and cash equivalents	$13,542,255	$18,852,408
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $318,446 and
$363,926 respectively	5,207,731	5,134,257
Unbilled receivables	2,567,730	2,517,620
Other	4,348,044	4,234,922
Materials and supplies	2,305,755	2,066,179
Prepaid expenses	1,141,908	907,719
Income tax receivable	181,644	181,644
Deferred income taxes	827,686	827,686
Total current assets	30,122,753	34,722,435

Property and equipment, net	75,407,062	71,043,061
Goodwill	189,334,837	189,164,662
Intangible assets, net	44,390,644	38,971,522
Investments	2,015,583	2,002,828
Deferred financing costs	8,315,921	7,639,968
Deferred income taxes	5,897,382	5,897,382
Interest rate swaps	-	264,267
Interest rate cap	7,765	-
Deferred charges	49,540	26,345
Total assets	$355,541,487	$349,732,470

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,312,920	$1,915,090
Accrued expenses	6,632,287	6,511,552
Advanced billings and payments	2,024,123	1,998,610
Customer deposits	180,582	192,103
Total current liabilities	11,149,912	10,617,355
Deferred income taxes	45,962,402	45,962,402
Advance billings and payments	739,736	719,044
Other liabilities	188,346	146,822
Long-term notes payable	278,799,513	278,759,595
Total liabilities	336,839,909	336,205,218

Derivative liability	238,054	163,592
Class B common convertible to senior
subordinated notes	4,085,033	4,085,033

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares; issued and outstanding 12,676,733
shares	126,767	126,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	19,277,959	14,809,411
Retained deficit	(3,870,923)	(5,458,523)
Accumulated other comprehensive loss	(1,160,759)	(204,475)

Total stockholders’ equity	14,378,491	9,278,627

Total liabilities and stockholders’ equity	$355,541,487	$349,732,470

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Otelco Reports Second Quarter Results

Aug. 5, 2009

OTELCO INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009

Revenues
Local services	$6,711,884	$12,063,419	$13,438,075	$23,918,400
Network access	6,105,129	8,265,063	12,542,783	16,359,196
Cable television	566,270	612,363	1,112,432	1,219,050
Internet	3,030,393	3,500,149	6,031,859	7,041,826
Transport services	1,255,054	1,355,677	2,403,002	2,758,376
Total revenues	17,668,730	25,796,671	35,528,151	51,296,848

Operating expenses
Cost of services and products	6,745,612	10,133,256	13,397,723	20,799,712
Selling, general and administrative
expenses	2,527,425	3,342,855	5,221,408	6,919,529
Depreciation and amortization	3,389,765	6,604,748	6,763,013	13,396,586
Total operating expenses	12,662,802	20,080,859	25,382,144	41,115,827

Income from operations	5,005,928	5,715,812	10,146,007	10,181,021

Other income (expense)
Interest expense	(4,773,240)	(6,446,902)	(9,456,080)	(13,045,855)
Change in fair value of derivative	166,850	62,882	(74,055)	74,462
Other income	64,045	12,510	430,625	238,371
Total other expense	(4,524,345)	(6,371,510)	(9,099,510)	(12,733,022)

Income (loss) before income tax expense	463,583	(655,698)	1,046,497	(2,552,001)

Income tax (expense) benefit	(57,448)	(60,552)	(232,322)	964,401

Net income (loss) available to common
stockholders	$406,135	$(716,250)	$814,175	$(1,587,600)

Weighted average shares outstanding:
Basic	12,676,733	12,676,733	12,676,733	12,676,733
Diluted	13,221,404	13,221,404	13,221,404	13,221,404

Net income (loss) per share:
Basic	$0.03	$(0.06)	$0.06	$(0.13)
Diluted	$0.02	$(0.06)	$0.05	$(0.13)

Dividends declared per share	$0.18	$0.18	$0.35	$0.35

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Otelco Reports Second Quarter Results

Aug. 5, 2009

OTELCO INC.
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	June 30,
	2008	2009
Cash flows from operating activities:
Net income	$814,175	$(1,587,600)
Adjustments to reconcile net income to cash
flows from operating activities:
Depreciation	5,527,814	7,176,803
Amortization	1,235,199	6,219,783
Interest rate caplet	470,022	699,783
Amortization of debt premium	(35,553)	(39,918)
Amortization of loan costs	745,655	675,953
Change in fair value of derivative	74,055	(74,462)
Provision for uncollectible revenue	129,453	149,765
Changes in assets and liabilities; net of assets and
liabilities acquired:
Accounts receivables	(165,066)	86,941
Material and supplies	(284,036)	239,576
Prepaid expenses and other assets	426,802	234,189
Income tax receivable	255,106	-
Accounts payable and accrued liabilities	(392,464)	(518,565)
Advance billings and payments	(108,542)	(46,205)
Other liabilities	(5,894)	(30,003)
Net cash from operating activities	8,686,726	13,186,040

Cash flows from investing activities:
Acquisition and construction of property and equipment	(3,947,447)	(3,577,514)
Deferred charges/acquisition	(232,100)	-
Adjustment to the purchase of the CR Companies	-	170,175
Net cash used in investing activities	(4,179,547)	(3,407,339)

Cash flows from financing activities:
Cash dividends paid	(4,468,548)	(4,468,548)
Net cash used in financing activities	(4,468,548)	(4,468,548)

Net increase in cash and cash equivalents	38,631	5,310,153
Cash and cash equivalents, beginning of period	12,810,497	13,542,255

Cash and cash equivalents, end of period	$12,849,128	$18,852,408

Supplemental disclosures of cash flow information:
Interest paid	$8,569,514	$12,018,858

Income taxes received	$(146,606)	$(15,342)

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